UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 31, 2019

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AAR CORP. (the “Company”), by letter dated May 31, 2019 (the “Amendment”), amended its May 24, 2018 agreement with David P. Storch, its Chairman of the Board, with respect to his service as Chairman of the Board and as a consultant to the Company.  The Amendment provides that Mr. Storch shall serve as Chairman of the Board until the expiration of his term as a Class I director in 2021, unless otherwise determined by the Board of Directors.  The amendment also clarifies certain reimbursement items and provides that Mr. Storch will continue as a consultant to the Company for the fiscal year ending May 31, 2020 at an annual retainer of $400,000.  In all other respects, the agreement remains unchanged and continues in full force and effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Index

Exhibit No.	Description
10.1	Amendment dated May 31, 2019 to Post-Retirement Agreement dated May 24, 2018 between AAR CORP. and David P. Storch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2019
AAR CORP.

	By:	/S/ ROBERT J. REGAN
Name: Robert J. Regan
Vice President, General Counsel and Secretary